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                                  Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of AirTouch Communications, Inc. of our report dated February 23, 1996 relating to the financial statements of Mannesmann Mobilfunk GmbH, appearing in AirTouch Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, and to the reference to our firm under the heading "Experts" in the Prospectus.

Dusseldorf, Germany, April 29, 1996

KMPG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

Scheffler                  Haas
Wirtschaftsprufer          Wirtschaftsprufer